NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES CLOSING ON MORTGAGE LOAN

NEW YORK, NEW YORK (July 6, 2020) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin”) announced that Riverbend Orlando Holdings III, LLC (the “Borrower”), a wholly owned subsidiary of Griffin, entered into a $5.1 million nonrecourse mortgage loan (the “Mortgage Loan”) on the approximately 108,000 square foot fully-leased industrial/warehouse building in Orlando, Florida that the Borrower acquired in February 2020 (such acquired property, the “Property”). The Mortgage Loan, evidenced by a Promissory Note issued by the Borrower to Webster Bank, National Association (“Webster Bank”), has a ten-year term with principal payments based on a twenty-five-year amortization schedule and a variable interest rate based on the one-month LIBOR rate plus 2.56%. Upon closing the Mortgage Loan, the Borrower entered into an interest rate swap agreement with Webster Bank that effectively fixes the interest rate on the Mortgage Loan at 3.50% for the entire loan term. $4.1 million of the proceeds from the Mortgage Loan were used to repay Webster Bank for the borrowing under Griffin’s line of credit for acquisitions that was used to finance a portion of the Property’s purchase price.